Exhibit (a)(v) under Form N-1A
                                             Exhibit (1) under Item 601/Reg. S-K


                              FEDERATED INSTITUTIONAL TRUST

                                     Amendment No. 6
                                          to the
                                   DECLARATION OF TRUST

                                    Dated June 9, 1994


      THIS Declaration of Trust is amended as follows:

A. Strike the first sentence of Section 5 of Article XII from the Declaration of Trust and substitute in its place the following:

            Section 5. Offices of the Trust, Filing of Copies, Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which shall be determined by the Trustees , and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

     The undersigned, Vice President, hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2000.

      WITNESS the due execution hereof this 17th day of May, 2000.


                                    /s/ Richard B. Fisher
                                    ------------------------------
                                    Richard B. Fisher, Vice President